Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE

I, Barry Goodman, certify that (i) the Quarterly Report of Millburn Multi-Markets Fund L.P. (the “Partnership”) on Form 10-Q for the period ending June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Barry Goodman

Barry Goodman

Co-Chief Executive Officer

Millburn Ridgefield LLC

General Partner, Millburn Multi-Markets Fund L.P.

August 13, 2026